Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into between the Federal Home Loan Bank of San Francisco (the “Bank”) and Teresa Bryce Bazemore (“Executive”) to amend the employment agreement between the Bank and Executive dated February 19, 2021, as amended (“Agreement”).

    WHEREAS, the Bank desires to have Executive serve as an advisor during a transition period when Executive’s successor has begun employment but before Executive’s employment with the Bank ends; and

    WHEREAS, except for position and duties, Executive desires to maintain the current terms and conditions of Executive’s employment, including compensation, benefits, covenants, and rights and obligations upon Non-Renewal or Termination, during this transition period through the Term of Executive’s employment, up to and including the last day of employment.

    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

    Commencing on the first day of employment of the individual hired and appointed by the Bank to succeed Executive as President and Chief Executive Officer, Executive shall be employed in the position of Executive Vice President, Special Advisor with responsibility for providing advice and counsel to the President and Chief Executive Officer regarding the business and affairs of the Bank. Executive shall report directly to the Board of Directors.

    Except as otherwise provided above, all remaining terms and conditions of the Agreement, including all compensation, benefits, covenants, rights and obligations upon Non-Renewal or Termination, and amendments thereto, shall remain in full force and effect, and to the extent there is a conflict, will supersede any other applicable terms or conditions of employment with the Bank.

    For purposes of clarity, and without limiting the foregoing, during Executive’s employment in the position of Executive Vice President, Special Advisor, Executive will continue to be eligible for and fully participate in the Executive Incentive Plan, consistent with the award level for the CEO position, and the Supplemental Executive Retirement Plan, under Schedule D.

    Any capitalized terms not otherwise defined in this Amendment No. 2 are defined in the Agreement.

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    IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO By: /s/ F. Daniel Siciliano F. Daniel Siciliano Chair, Board of Directors Date: May 7, 2024	EXECUTIVE By: /s/Teresa Bryce Bazemore Teresa Bryce Bazemore Date: May 7, 2024